BRIGHTLANE HOMES, INC.
(A wholly owned subsidiary of Brightlane Corp.)

Pro Forma Financial Statements

September 30, 2015 Unaudited

BRIGHTLANE HOMES, INC.
(A wholly owned subsidiary of Brightlane Corp.)
September 30, 2015 Unaudited Pro Forma
Table of Contents

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA BALANCE SHEET

September 30, 2015

Unaudited

ASSETS

Investment in loans	$5,603,296
Investment in real estate owned	395,600

TOTAL ASSETS	$5,998,896

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Payable for investment in loans and real estate	$5,883,388

TOTAL LIABILITIES	5,883,388

Preferred Stock Series A, $10.00 par value, 1,000,000 shares authorized,
no shares issued and outstanding	-

Stockholders' equity
Common stock, $.001 par value, 10,000,000 shares authorized,
639,000 shares issued and outstanding	639
Paid-in capital	115,554
Accumulated deficit	(685)
Total stockholders' equity	115,508

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,998,896

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA STATEMENT OF OPERATIONS

For the nine months ended September 30, 2015

Unaudited

Revenues	$441,638

Cost of Revenues
Real estate management fees and expenses	178,572
General partner fees	263,066

Total Cost of Revenues	441,638

Gross Profit	-

Expenses:
Stock compensation	175

Total Expenses	175

Net loss before income taxes	(175)

Income tax provision	-

Net loss	$(175)

Weighted average shares outstanding	564,318
Loss per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the nine months ended September 30, 2015

Unaudited

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances at
December 31, 2014	464,000	$464	$46	$(510)	$-

Shares issued to
directors	175,000	175	-	-	175

Defined debt reduction	-	-	115,508	-	115,508

Net loss	-	-	-	(175)	(175)

Balances at
September 30, 2015	639,000	$639	$115,554	$(685)	$115,508

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2015

Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(175)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock compensation	175
NET CASH USED IN OPERATING ACTIVITIES	-

NET CHANGE IN CASH	-

CASH
January 15, 2015	-

September 30, 2015	$-

Non Cash Financial and Investing Activities:
Investment in loans and real estate for debt	$6,055,788
175,000 common shares issued to directors	$175

The accompanying notes are an integral part of these financial statements.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Unaudited

NOTE 1 – ORGANIZATION AND OPERATIONS

Brightlane Homes, Inc. (the "Company") was incorporated as Phoenix American LTO Homes, Corp. in South Carolina on June 10, 2014 for the purpose of real estate investment. The name was changed to Brightlane Homes, Inc. on September 23, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America.

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of September 30, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Investment in Loans and Real Estate Owned

Investment in loans and real estate is recorded at cost.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Unaudited

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Revenue Recognition

The Brightlane RECA Trust is made up of more than 300 contracts for deeds (“CFD”) with an unpaid principle balance (“UPB”) of approximately $8,000,000 and 29 REOs valued at approximately $400,000. The Brightlane RECA Limited Partnership is the sole beneficiary of the Brightlane RECA Trust.  An ownership interest of 99.99% of the Brightlane RECA Limited Partnership was contributed to Brightlane Homes, Inc. (“the Company”) in exchange for stock in the Company pursuant to a Contribution Agreement dated October 30, 2014 effective January 1, 2015. The Contribution Agreement allows all of the income distributed to the Brightlane RECA Limited Partnership to be paid to NAA, the general partner of the Brightlane RECA Limited Partnership, until such time the defined debt of $6,055,788 is retired.

The underlying deeds to the properties are owned by the Trust. The home buyers pay off the CFD to the mortgage servicer.  When the CFD is paid off the deed is given to the borrower now home owner.

As CFD amounts are paid down the associated UPB is reduced. In addition, the amount of the liabilities and guarantees of the general partner associated with the Trust properties are appropriately reduced therefore reducing the defined debt.  Currently all monies paid to the Brightlane RECA Limited Partnership are paid to the General Partner who pays all of the expenses including the retirement of the liabilities and guarantees of the general partner associated with the Trust properties.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of September 30, 2015 for items that should potentially be recognized or disclosed in those financial statements. The evaluation was conducted through March 7, 2016, the date the financial statements were available to be issued.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Unaudited

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained a net loss of $685 for the period from inception to September 30, 2015. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2014 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$(105)
Change in valuation allowance	105
Income tax expense per books	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net Operating Loss	$105
Valuation allowance	(105)
Net deferred tax asset	$—

The Company has approximately $510 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company has authorized 1,000,000 shares of Preferred Stock Series A with a par value of $10.00 and 10,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

As of September 30, 2015 the Company has not issued any Preferred Stock Series A shares. As of September 30, 2015 the Company has issued 639,000 shares of its common stock.

BRIGHTLANE HOMES, INC.

(A wholly owned subsidiary of Brightlane Corp.)

PRO FORMA NOTES TO FINANCIAL STATEMENTS

September 30, 2015

Unaudited

NOTE 6 – LOAN AND REAL ESTATE ACQUISITION

On October 30, 2014 per agreement effective January 1, 2015, a wholly owned subsidiary of Brightlane Homes, Inc., Brightlane # 1 LLC, acquired for 175,000 common shares of the Company a 99.99% limited partner interest in the Brightlane RECA Limited Partnership.  The General Partner, National Asset Advisors LLC (NAA), owns 0.01% of the Brightlane RECA Limited Partnership.  The Brightlane RECA Limited Partnership is the sole beneficiary of the Brightlane RECA Trust.  Brightlane will receive the net income associated with the approximately 350 properties, upon the extinguishment of the defined debt of $6,055,788.

The Brightlane RECA portfolio, as of October 30, 2014, consisted of approximately 350 income-producing owner-financed and purchase money notes related to approximately 350 single-family homes.  The underlying homes are geographically dispersed across the Great Lakes, Upper Midwest, Ohio Valley, Midwest and Southeast regions of the U.S. and are held in a statutory trust known as Brightlane RECA Trust. The largest concentrations are in the Southeast, particularly in South Carolina and North Carolina.  In addition to these income-producing owner financed and purchase money notes, there are additional REO properties in the portfolio.

As of September 30, 2015 the outstanding loan value (unpaid principal balance) was approximately $7,716,000 and the real estate owned value was approximately $396,000.

During the nine months ended September 30, 2015 approximately $172,400 in principal payments were made reducing the investment in loans by $56,689 and the defined debt by $115,554. The reduction in debt is recorded as a capital contribution by the general partners of the L.P.

NOTE 7 – SUBSEQUENT EVENTS

Brightlane Homes, Inc. became a wholly owned subsidiary of Brightlane Corp. on December 21, 2015 as the parties completed the agreement for Brightlane Corp. to acquire all of the outstanding shares of Brightlane Homes, Inc. including its real estate asset known as the Brightlane RECA portfolio consisting of approximately 350 owner financed contracts.  On December 21, 2015 Brightlane Corp. issued 12,000,000 shares of its common stock as consideration for the acquisition of all of the shares of Brightlane Homes, Inc. pursuant to the share exchange agreement.  As a result, Brightlane Homes, Inc. is now a wholly owned subsidiary of Brightlane Corp. and the current issued and outstanding common stock of Brightlane Corp. is 18,923,005 shares.